Re: Questions 72DD1, 77DD2, 73A, 73C, 74U1, 74U2, 74V1 and 74V2

The following funds offer Class A, Class C and Class I shares.

Salient Adaptive Growth Fund Salient Trend Fund

The following fund offers Class A, Class C, Class F and Class I shares. Salient Broadmark Tactical Plus Fund The following funds offer Class A, Class C, Class I and Class R6 shares.

Salient MLP & Energy Infrastructure Fund

The following is a class breakout of the Total income dividends for which record date passed (72DD1,72DD2 and 73A) during the period ended June 30, 2016:

	Distributions	Distribution
Class A:	(000s)	per share

Salient Adaptive Growth Fund	-	-
Salient MLP & Energy
Infrastructure Fund	5,770	0.2995
Salient Trend Fund	-	-
Salient Tactical
Plus Fund	-	-

Class C:

Salient Adaptive Growth Fund	-	-
Salient MLP & Energy
Infrastructure Fund	3,018	0.2732
Salient Trend Fund	-	-
Salient Tactical
Plus Fund	-	-

Class I:

Salient Adaptive Growth Fund	-	-
Salient MLP & Energy
Infrastructure Fund	31,946	0.3080
Salient Trend Fund	-	-
Salient Tactical
Plus Fund	-	-

Class F:
Salient Tactical
Plus Fund	-	-

Class R6:
Salient MLP & Energy
Infrastructure Fund	-	0.3091

Within the N-SAR, the number of shares outstanding (74U1 and 74U2) presented have been combined as follows for Salient Adaptive Growth Fund, Salient MLP & Energy Infrastructure Fund and Salient Trend Fund:

74U1 Class I shares

74U2 Class A shares, Class C shares, Class F shares and Class R6 shares

Within the N-SAR, the number of shares outstanding (74U1 and 74U2) presented have been combined as follows for Salient Tactical Plus Fund:

74U1 Class F shares

74U2 Class A shares, Class C shares and Class I shares

The following is a class breakout of the NAV's and shares outstanding (000s) at June 30, 2016:

	NAV		Shares Outstanding
			(000s)

Class A:
Salient Adaptive Growth Fund		8.57	473
Salient MLP & Energy
Infrastructure Fund		8.19	17,652
Salient Trend Fund		10.64	418
Salient Tactical
Plus Fund		10.80	504

Class C:

Salient Adaptive Growth Fund		8.27	238
Salient MLP & Energy
Infrastructure Fund		8.14	11,222
Salient Trend Fund		10.41	68
Salient Tactical
Plus Fund		10.66	11

Class I:

Salient Adaptive Growth Fund		8.67	6,436
Salient MLP & Energy
Infrastructure Fund		8.18	119,102
Salient Trend Fund		10.66	6,408
Salient Tactical
Plus Fund		10.82	64

Class F:
Salient Tactical
Plus Fund		10.88	1,512

Class R6:
Salient MLP & Energy
Infrastructure Fund		8.18	222